Exhibit 10.1

EXECUTION COPY

LETTER OF CREDIT FACILITY AGREEMENT

dated as of

May 10, 2011,

among

SHEA HOMES LIMITED PARTNERSHIP,

SHEA HOMES FUNDING CORP.,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

THE PARTICIPANTS PARTY HERETO

and

CREDIT SUISSE AG,

as Issuing Bank and Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC

[CS&M Ref. No. 5865-717

SCHEDULES

Schedule 1.01(b)	–	Subsidiary Guarantors
Schedule 1.10(c)	–	Mortgaged Property
Schedule 2.01	–	Participants and Commitments
Schedule 3.08	–	Subsidiaries
Schedule 3.18	–	Insurance
Schedule 3.19(a)	–	UCC Filing Offices
Schedule 3.19(c)	–	Mortgage Filing Offices
Schedule 3.20(a)	–	Owned Real Property
Schedule 3.20(b)	–	Leased Real Property
Schedule 4.02(a)	–	Local Counsel

EXHIBITS

Exhibit A	–	Form of Administrative Questionnaire
Exhibit B	–	Form of Assignment and Assumption
Exhibit C	–	Form of Security Agreement
Exhibit D	–	Form of Intercreditor Agreement
Exhibit E	–	Form of Mortgage
Exhibit F	–	Form of Supplement

LETTER OF CREDIT FACILITY AGREEMENT dated as of May 10, 2011, among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), SHEA HOMES FUNDING CORP., a Delaware corporation and wholly owned subsidiary of the Company (“Shea Corp.”), the Subsidiary Guarantors (as defined in Article I) party hereto, the Participants (as defined in Article I), and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Participants.

The Company has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $75,000,000, to backstop existing letters of credit and to support obligations of the Company, its Restricted Subsidiaries or their respective joint ventures.

The Issuing Bank is willing to issue Letters of Credit on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Acquired Indebtedness” means (a) with respect to any person that becomes a Restricted Subsidiary (or is merged into the Company, Shea Corp. or any Restricted Subsidiary) after the Closing Date, Indebtedness of such person or any of its subsidiaries existing at the time such person becomes a Restricted Subsidiary (or is merged into the Company, Shea Corp. or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary (or being merged into the Company, Shea Corp. or any Restricted Subsidiary) and (b) with respect to the Company, Shea Corp. or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, Shea Corp. or any Restricted Subsidiary in connection with the acquisition of any assets from another person (other than the Company, Shea Corp. or any Restricted Subsidiary), which Indebtedness was not incurred by such other person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company, Shea Corp. or a Restricted Subsidiary, as the case may be, at the time such person becomes a Restricted Subsidiary (or is merged into the Company, Shea Corp. or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Notes” shall mean any additional notes permitted to be issued from time to time by Shea Corp. and the Company pursuant to the Indenture.

“Additional Pari-Passu Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.02(b).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Approved Fund” means any Fund that is administered or managed by (a) a Participant, (b) an Affiliate of a Participant or (c) an entity that administers or manages a Participant, or an Affiliate of such entity.

“Asset Acquisition” means (a) an Investment by the Company, Shea Corp. or any Restricted Subsidiary in any other person if, as a result of such Investment, such person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, Shea Corp. or any Restricted Subsidiary or (b) the acquisition by the Company, Shea Corp. or any Restricted Subsidiary of the assets of any person, which constitute all or substantially all of the assets or of an operating unit or line of business of such person or which is otherwise outside the ordinary course of business.

“Asset Disposition” shall mean:

(a) any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale and leaseback or sale of Equity Interests in any Subsidiary) (each, a “transaction”), whether in a single transaction or series of related transactions, of any Property or assets of the Company, Shea Corp. or any Restricted Subsidiary to any other person; or

(b) the issuance or sale of Equity Interests of Shea Corp. or any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

provided that, the term “Asset Disposition” shall not include:

(i) a transaction between either the Company or Shea Corp. and any Restricted Subsidiary or a transaction between Shea Corp. and the Company or between any Restricted Subsidiaries,

(ii) a transaction in the ordinary course of business, including sales (directly or indirectly), Required Dedications (as defined in the Indenture as in effect on the date hereof), leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(iii) a transaction involving the sale of Equity Interests of, or the disposition of assets in, an Unrestricted Subsidiary,

(iv) any exchange or swap of assets (including land swaps) of the Company, Shea Corp. or any Restricted Subsidiary for assets (including Equity Interests of any person that is or will be a Restricted Subsidiary following receipt thereof) that (x) are to be used by the Company, Shea Corp. or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped; provided; however; that to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Security Documents substantially contemporaneously with such exchange or swap to the extent required to do so pursuant to the Security Documents,

(v) any sale, transfer, conveyance, lease or other disposition of assets and properties permitted pursuant to Section 6.08,

(vi) the creation of a Lien permitted under Section 6.05 and dispositions in connection with such Liens,

(vii) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 6.02, or

(viii) any single transaction or series of related transactions that involves property, assets or Equity Interests having a Fair Market Value of less than $1,000,000.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Participant and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale-Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale-Leaseback Transaction results in a Capital Lease Obligation, the amount of

Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Baker JV” means the joint venture conducted by Shea/Baker Ranch Associates LLC, a California limited liability company.

“Bankruptcy Law” shall have the meaning assigned to such term in Article VII, clause (g).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or Participants, as collateral for L/C Obligations or obligations of Participants to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean:

(a) dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of P-1, A-1 or the equivalent thereof by S&P or Moody’s;

(d) investments in demand deposits, certificates of deposit, bankers’ acceptances and eurodollar time deposits maturing within one year from the date of acquisition thereof and overnight bank deposits, in each case issued or guaranteed by or placed with any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) repurchase obligations with a term of not more than 7 days for securities described in clause (b) or (d) above and entered into with a financial institution satisfying the criteria of clause (d) above; and

(f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above.

“CCM Proceeding” shall have the meaning assigned to such term in the Tax Distribution Agreement.

A “Change in Control” shall be deemed to have occurred if:

(a) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all the consolidated assets of the Company and its Restricted Subsidiaries to any person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of common equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of such person immediately after such transaction shall not be a Change of Control;

(b) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of common equity of the Company representing more than 50% of the voting power of the common equity of the Company;

(c) the holders of Equity Interests of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction described in the proviso to clause (a) above shall not constitute a Change of Control; or

(d) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or Shea Corp. which requires the Company or Shea Corp. to repay or repurchase such debt securities.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean May 10, 2011.

“Code” shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Commitment” shall mean, with respect to any Participant, such Participant’s commitment to acquire participations in Letters of Credit as provided for herein, as set forth in Schedule 2.01, or in the Assignment and Assumption pursuant to which such Participant assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to assignments by or to such Participant pursuant to Section 9.04.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.02(a).

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus the sum of the following, without duplication (but only to the extent deducted in calculating such Consolidated Net Income) for such period:

(1) income taxes and Tax Distributions, plus

(2) Consolidated Interest Expense, plus

(3) depreciation and amortization expenses, plus

(4) all other non-cash charges (unless such non-cash charge represents an accrual of or reserve for cash expenditures in any future period), minus

(5) all non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any date of determination, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters for which financial statements are available immediately preceding such date, to (y) the aggregate Consolidated Interest Expense for such four quarter period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Expense” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the incurrence or the repayment, repurchase, defeasance or other discharge (collectively, “repayment”) of any Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the prior four fiscal quarter period and on or prior such date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such four quarter period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during such four quarter period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b) any Asset Disposition or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, Shea Corp. or any Restricted Subsidiary (including any person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of such four quarter period and on or prior to such date of determination), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of such four quarter period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the person or assets involved before they were acquired; and

(c) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

provided that, for purposes of calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio, (i) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the date of such determination (including Indebtedness actually incurred on such date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date and (ii) notwithstanding clause (i), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered for at least one year by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” shall mean, for any period, the total interest expense of the Company, its consolidated Restricted Subsidiaries and Shea Corp. (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company, its Restricted Subsidiaries or Shea Corp., without duplication:

(a) interest expense attributable to Capital Lease Obligations, Attributable Debt and the interest component of any deferred payment obligations;

(b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c) capitalized interest;

(d) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to mark valuation of Interest Protection Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net payments (or minus net receipts) pursuant to Interest Protection Agreements;

(g) the product of (i) all dividends accrued in respect of all Disqualified Equity Interests of the Company and all Preferred Equity Interests of the Company or any Restricted Subsidiary, in each case, held by persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Qualified Equity Interests of the Company), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Equity Interests or Preferred Equity Interests (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(h) interest incurred in connection with Investments in discontinued operations; and

(i) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; provided, however, that this clause (i) shall not include any interest accruing on Indebtedness (A) subject to guarantees constituting Specified Obligations of the Company or any Restricted Subsidiary or (B) of the type described in Section 6.01(m)(y).

“Consolidated Net Income” shall mean, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of (x) any Unrestricted Subsidiary or (y) any person (other than a Restricted Subsidiary) in which any person other than the Company, Shea Corp. or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, Shea Corp. or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period,

(b) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any person that accrued prior to the date that (i) such person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, Shea Corp. or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such person are acquired by the Company, Shea Corp. or any Restricted Subsidiary,

(c) the net income of any Restricted Subsidiary that is not a Guarantor to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period; provided, however, that the net income of any such Restricted Subsidiary during such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution,

(d) the gains or losses, together with any related provision for taxes, realized during such period by the Company, Shea Corp. or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of the Company, Shea Corp. or any Restricted Subsidiary or (ii) any Asset Disposition by the Company, Shea Corp. or any Restricted Subsidiary,

(e) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, Shea Corp. or any Restricted Subsidiary and

(f) any Tax Distributions paid during such period by the Company, Shea Corp. or any Restricted Subsidiary.

“Control” shall mean the power to direct the management or policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any deposit account or securities account maintained by any Credit Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Credit Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Credit Documents” shall mean this Agreement, the Letters of Credit, the Intercreditor Agreement and the Security Documents.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facility” shall mean the letter of credit facility provided for by this Agreement.

“Credit Parties” shall mean the Company, Shea Corp. and the Guarantors.

“Credit Suisse” shall mean Credit Suisse, AG.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Participant” shall mean, subject to Section 2.12(b), any Participant that (a) has failed to (i) fund all or any portion of its L/C Disbursement (or any participation therein) within two Business Days of the date such payments were required to be funded hereunder unless such Participant notifies the Issuing Bank, the Administrative Agent and the Company in writing that such failure is the result of such Participant’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, or any other Participant any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Participant’s obligation to fund an L/C Disbursement hereunder and states that such position is based on such Participant’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Issuing Bank or the Company, to confirm in writing to the Administrative Agent, the Issuing Bank and the Company that it will comply with its prospective funding obligations hereunder (provided that such Participant shall cease to be a Defaulting Participant pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Bank and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Participant shall not be a Defaulting Participant solely by virtue of the ownership or acquisition of any equity interest in that Participant or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Participant with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Participant (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Participant. Any determination by the Administrative Agent that a Participant is a Defaulting Participant under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Participant shall be deemed to be a Defaulting Participant (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Company, each Issuing Bank and each Participant.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days following the Maturity Date or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case, at any time prior to 91 days following the Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control or asset disposition occurring prior to 91 days following the Maturity Date shall not constitute Disqualified Equity Interests if the change in control or asset disposition provision applicable to such Equity Interests are no more favorable to such holders than the definition of “Change in Control” and Section 6.04 as applicable, and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to (A) the Company’s repurchase of the Notes pursuant to Sections 4.10 and 4.12 of the Indenture and (B) the Company’s compliance with the terms of this Agreement, after giving effect to any exercise of remedies or requirement of cash collateralization hereunder. For purposes of this definition, the “Maturity Date” shall be determined assuming that the Company has exercised its right to extend the Maturity Date pursuant to Section 2.11 for the maximum period permitted thereby, unless previously exercised for a shorter period.

“dollars” or “$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean any person that meets the requirements to be an assignee under Sections 9.04(b)(iv), (vi) and (vii) (subject to such consents, if any, as may be required under Section 9.04 (b)(iv)).

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of or in such person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Closing Date, including all Disqualified Equity Interests and Preferred Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable, or (i) any other event or condition with respect to a

Plan or Multiemployer Plan that could result in liability of the Company or any Subsidiary.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Notes” shall have the meaning assigned to such term in the Indenture.

“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Taxes” shall mean, with respect to any payment made by any Credit Party under any Credit Document, any of the following Taxes on or with respect to a Recipient: (a) income or franchise taxes imposed on (or measured by) the Recipient’s net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Participant, in which its applicable lending office is located, (b) any branch profits Taxes imposed on the Recipient by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Participant (other than an assignee pursuant to a request by the Company under Section 2.10(a)) any U.S. Federal withholding Taxes resulting from any law in effect on the date such Participant becomes a party to this Agreement (or designates a new lending office) or is attributable to such Participant’s failure to comply with Section 2.09(f), except to the extent that such Participant (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 2.09(a) and (d) any Taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with).

“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of November 5, 2010, among J.F. Shea Co., Inc., the Company, the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Fair Market Value” shall mean, with respect to any property or other asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the board of directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such board or committee; provided, however, that for purposes of Section 6.02(a)(ii), if the Fair Market Value of the property or assets in question is so determined to be in excess of $1,000,000, such determination must be confirmed by an Independent Qualified Party.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the Upfront Fees and the Issuing Bank Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Foreign Participant” shall mean a Participant that is not a U.S. Person.

“Fronting Exposure” shall mean, at any time there is a Defaulting Participant, such Defaulting Participant’s Pro Rata Percentage of the L/C Exposure with respect to Letters of Credit issued by the Issuing Bank other than Letters of Credit as to which such Defaulting Participant’s participation obligation has been reallocated to other Participants or Cash Collateralized in accordance with the terms hereof.

“Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Closing Date.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term

“Guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnification obligations of the Company, Shea Corp. or any Restricted Subsidiary entered into in the ordinary course of business.

“Guarantors” shall mean Shea Corp. and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Indebtedness” of any person shall mean, without duplication:

(a) the principal in respect of (i) indebtedness of such person for borrowed money and (ii) indebtedness evidenced by notes, debentures, or other similar instruments for the payment of which such person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations of such person and all Attributable Debt in respect of Sale-Leaseback Transactions entered into by such person;

(c) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding (i) any accounts payable or other liability to trade creditors arising in the ordinary course of business and (ii) any obligation to pay a contingent purchase price as long as such obligation remains contingent);

(d) all obligations of such person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations in clauses (a) - (c) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);

(e) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests of such person or, with respect to any Preferred Equity Interests of any subsidiary of such person, the amount of such Preferred Equity Interests to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(f) all Guarantees by such person of obligations of the type referred to in clauses (a)-(e) above or dividends of other persons (excluding any preferred returns payable pursuant to any joint venture documentation);

(g) all obligations of the type referred to in clauses (a)-(f) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, the obligations of such person under Interest Protection Agreements or other agreements designed to protect such person against fluctuations in currency values.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company, Shea Corp. or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, (ii) guarantees constituting Specified Obligations shall not constitute Indebtedness and (iii) repayment guarantees constituting Investments made pursuant to the JV Payment Basket shall constitute Indebtedness.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Equity Interests that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Equity Interests as if such Preferred Equity Interests were redeemed, repaid or repurchased on any date on which the amount of such Preferred Equity Interests are to be determined pursuant to this Agreement; provided, however, that if such Preferred Equity Interests could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Equity Interests could be required to be so redeemed, repaid or repurchased. If the Company’s Preferred Equity Interests do not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Equity Interests will be their maximum liquidation value.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Credit Party under any Credit Document and (b) Other Taxes.

“Indenture” shall mean the Indenture dated as of May 10, 2011 among the Company, Shea Corp., the Guarantors and Wells Fargo Bank, National Association., as trustee.

“Independent Qualified Party” shall mean an accounting, appraisal, investment banking firm or consultant to persons engaged in Real Estate Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Independent Valuation” of real property means (x) with respect to the sale of real property by the Company, Shea Corp. or any Restricted Subsidiary, any amount proposed to be paid for such real property pursuant to a bona fide offer to purchase made by an unaffiliated person and which the Company, Shea Corp. or the Restricted Subsidiary, as applicable, would be willing to accept or (y) any appraised value of such real property as determined by an Independent Qualified Party.

“Interest Protection Agreement” shall mean any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect a person or any of its subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred hereunder and not for speculative purposes.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit D, dated as of May 10, 2011 among the trustee under the Note Documents, the Collateral Agent and the Administrative Agent.

“Investment” shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such person (including, for the avoidance of doubt, the purchase of equity interests in joint ventures pursuant to customary buy/sell provisions contained in the agreements governing such joint ventures). If the Company, Shea Corp. or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a person that is a Restricted Subsidiary such that, after giving effect thereto, such person is no longer a Restricted Subsidiary, any Investment by the Company, Shea Corp. or any Restricted Subsidiary in such person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company, Shea Corp. or any Restricted Subsidiary of a person that holds an Investment in a third person will be deemed to be an Investment by the Company, Shea Corp. or such Restricted Subsidiary, as applicable, in such third person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 6.02:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) Credit Suisse, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder and (b) any other Participant that may become an Issuing Bank pursuant to Section 2.01(i) or 2.01(k), with respect to Letters of Credit issued by such Participant. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.02(c).

“JFSCI” means J.F. Shea Co., Inc., a Nevada corporation.

“JV Payment Basket” shall have the meaning assigned to such term in Section 6.02(b)(xiii).

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The L/C Exposure of any Participant at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.02(c).

“Letter of Credit” shall mean any standby letter of credit issued pursuant to Section 2.01.

“Lien” shall mean, with respect to any Property, any mortgage, lien, pledge, encumbrance, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, financial condition or operating results of the Company and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company or any other Credit Party to perform any of its obligations under any Credit Document to which it is a party or (c) a material impairment of the rights and remedies of or benefits available to the Participants or Issuing Bank under any Credit Document.

“Material Indebtedness” shall mean Indebtedness (other than Letters of Credit), or obligations in respect of one or more Interest Protection Agreements, of any one or more of the Company, Shea Corp. or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company, Shea Corp. or any Restricted Subsidiary in respect of any Interest Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company, Shea Corp. or such Restricted Subsidiary would be required to pay if such Interest Protection Agreement were terminated at such time.

“Maturity Date” shall mean May 12, 2014, subject to extension pursuant to Section 2.11.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.05.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(h) or pursuant to Section 5.05, each substantially in the form of Exhibit E.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Participant” means any Participant that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Participants in accordance with the terms of Section 9.08 and (ii) has been approved by the Required Participants.

“Non-Defaulting Participant” means, at any time, each Participant that is not a Defaulting Participant at such time.

“Non-Recourse Indebtedness” means Indebtedness of any person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness (other than in respect of customary “bad-boy” guarantees) is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that such Indebtedness cannot serve as a basis for a cross default to any other Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties and indemnities or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens.

“Note Documents” shall mean the Indenture and all other instruments, agreements and other documents evidencing or governing the Notes or providing for any Guarantee or other right in respect thereof.

“Notes” shall mean the Company’s Senior Secured Notes due 2019, in an initial aggregate principal amount of $750,000,000.

“Obligations” shall mean (a) the due and punctual payment by the Credit Parties of (i) each payment required to be made by the Credit Parties or joint ventures under this Agreement in respect of any Letter of Credit, when and as due (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and each of the other Credit Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Credit Parties under or pursuant to this Agreement and each of the other Credit Documents, and (c) the due and punctual payment and performance of all the obligations of each other Credit Party under or pursuant to this Agreement and each of the other Credit Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.10(a)).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pari-Passu Lien Obligations” means all Indebtedness secured by pari-passu Liens on the Collateral, incurred pursuant to Section 6.05(h), (i) and (j), and all obligations in respect thereof, including in respect of the Notes and each series of Additional Pari-Passu Lien Obligations.

“Participants” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any person that has become a party hereto pursuant to an Assignment and Assumption.

“Participation Register” shall have the meaning assigned to such term in Section 9.04(d).

“Partners Insurance Company” means Partners Insurance Company, Inc., a Hawaii corporation, and its successors and assigns.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Security Agreement.

“Permitted Holders” means, collectively, John F. Shea, Peter O. Shea, Peter O. Shea, Jr., Mary Shea, John Morrissey and their respective family trusts, spouses, sons and daughters and lineal descendants, siblings and other familial relatives of any of them, including any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the foregoing persons.

“Permitted Investments” shall mean:

(a) Cash Equivalents;

(b) Guarantees (but not payments thereon) with respect to Specified Obligations;

(c) any Investment in (i) the Company or any Guarantor or (ii) any person that becomes a Guarantor as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Guarantor;

(d) any receivables, loans or other consideration taken by the Company, Shea Corp. or any Restricted Subsidiary in connection with any asset sale otherwise permitted hereunder; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral;

(e) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such person, or for other liabilities or obligations of such person created, in accordance with the terms hereof;

(f) Investments in Interest Protection Agreements permitted hereunder;

(g) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1,000,000 shall have been approved by the board of directors of the Company or a committee thereof consisting of disinterested members;

(h) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(i) guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property;

(j) guarantee and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business;

(k) prepaid expenses, negotiable instruments held for collection and insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(l) current Investments acquired in the ordinary course of business for cash management purposes; and

(m) guarantees and related extensions of credit constituting Permitted Indebtedness (other than Indebtedness incurred pursuant to Section 6.01(n), but including any payments made in respect of Letters of Credit) or Covered Indebtedness.

“person” shall mean any individual, corporation, trust, joint venture, incorporated or unincorporated association, joint stock company, limited liability company, partnership, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Equity Interests” of any person means all Equity Interests of such person which have a preference in liquidation or with respect to the payment of dividends.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Company.

“Pro Rata Percentage” of any Participant at any time shall mean the percentage of the Total Commitment represented by such Participant’s Commitment. In the event the Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.

“Property” of any person shall all types of real, personal, tangible, intangible or mixed property owned by such person, whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP, including Equity Interests and Indebtedness of other persons.

“Qualified Equity Interests” of any person shall mean any Equity Interest of such person other than (a) Disqualified Equity Interests, (b) any Equity Interests sold to a subsidiary of such person or a company equity plan, (c) any Equity Interests financed, directly or indirectly, using funds borrowed from such person, a subsidiary of such person or any company equity plan or contributed, extended, advanced or guaranteed by such person, a subsidiary of such person or any company equity plan, (d) any Equity Interests issued upon conversion of, or issued in exchange for, debt securities owned by any subsidiary of such person or company equity plan, (e) any Equity Interests issued in connection with any cash contribution made in accordance with Section 6.02(b)(vi) and (f) except for purposes of the definition of “Excluded Contribution”, any Equity Interest to the extent the cash or Cash Equivalents received in connection therewith are designated as Excluded Contributions; provided, however, except for purposes of the definition of Excluded Contribution, Qualified Equity Interests will not include any Equity Interests to the extent the Company has designated the net proceeds or marketable securities received from the sale of such Equity Interests as Excluded Contributions. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Real Estate Business” has the meaning assigned to such term in Section 6.09.

“Recipient” shall mean (a) the Administrative Agent, (b) any Participant and (c) any Issuing Bank, as applicable.

“Refinancing Indebtedness” shall mean Indebtedness that refinances any Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a) such Refinancing Indebtedness has a maturity date no earlier than the maturity date of the Indebtedness being refinanced;

(b) such Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced;

(c) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; and

(d) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of Shea Corp. or the Company or (B) Indebtedness of the Company, Shea Corp. or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Register” shall have the meaning assigned to such term in Section 9.04(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such person and of such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Required Participants” shall mean, at any time, Participants having L/C Exposure and unused Commitments representing more than 50% of the total L/C Exposure and unused Commitments at such time; provided that the L/C Exposure and unused Commitments of any Defaulting Participant shall be disregarded in the determination of the Required Participants at any time unless such Defaulting Participant is the only Participant at such time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payment” shall mean any of the following:

(i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company, Shea Corp. or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company, Shea Corp. or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Shea Corp. or Restricted Subsidiaries, dividends or distributions payable ratably to of the Company, Shea Corp. or a Restricted Subsidiary and each other person entitled thereto);

(ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, Shea Corp. or any Restricted Subsidiary (other than a payment made to the Company, Shea Corp. or any Restricted Subsidiary);

(iii) any Investment (other than any Permitted Investment), including any Investment in any joint venture, any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) or any Investment in a Restricted Subsidiary that is not a Guarantor (each Investment described in this clause (iii), a “Restricted Investment”);

(iv) the purchase, repurchase, redemption, acquisition or retirement for value, prior to one year before the date for any scheduled maturity, sinking fund or amortization or other principal installment payment, of any Subordinated Indebtedness (other than Indebtedness incurred pursuant to Section 6.01(d)) or (b) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, amortization or principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); and

(v) any payment by the Company, Shea Corp. or any Restricted Subsidiary with respect to a Specified Obligation.

“Restricted Subsidiary” shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary, including Shea Corp.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Parties” shall mean (a) the Participants, (b) the Issuing Bank, (c) the Administrative Agent, (d) the beneficiaries of each indemnification or expense reimbursement obligation undertaken by the Company or any Guarantor under any Credit Document and (e) the successors and assigns of each of the foregoing.

“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit C, among the Company, Shea Corp., the Subsidiaries party thereto, the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties.

“Security Documents” shall mean the Mortgages, the Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.05.

“Significant Subsidiary” shall have the meaning assigned to such term in the Indenture (as in effect on the date hereof).

“Specified Obligations” shall mean (a) interest-coverage, re-margin and completion guarantees with respect to (i) any joint venture in which the Company, Shea Corp. or any Restricted Subsidiary has a direct or an indirect equity interest or (ii) the Baker JV, (b) customary “bad-boy” guarantees, (c) guarantees of Affiliate obligations existing on the Closing Date (and any extension, modification or replacement of such Affiliate obligation provided that such extension, modification or replacement does not increase the obligations of the Company or any Restricted Subsidiary with respect to such Affiliate obligations) and (d) tax payments (including interest and penalties) or Tax Distributions, as applicable, attributable to any U.S. federal income tax proceeding (whether or not still contested or subject to appeal) regarding the completed contract method (as defined in U.S. Treasury Regulation Section 1.460-4(d)) of accounting for periods prior to 2011 (other than any increase in taxes payable for periods after 2010 as a result of such proceeding).

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Obligations, pursuant to a written agreement and includes any Indebtedness ranking equally in right of payment to the Obligations, but unsecured or secured by the Collateral on a basis entirely junior to that of the Obligations.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation or other entity of which a majority of the Equity Interests having ordinary voting power to elect a majority of the governing body or other persons performing similar functions is at the time directly or indirectly owned or controlled by such person.

“Subsidiary” shall mean any subsidiary of the Company.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Security Agreement and this Agreement.

“Supplement” has the meaning assigned to such term in Section 10.08.

“Tax Distribution Agreement” means the Tax Distribution Agreement dated May 10, 2011 between the Company, the direct and indirect holders of ownership interests in the Company, and each of the persons party to the Sixth Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time).

“Tax Distributions” means, so long as the Company is treated as a pass-through or disregarded entity for United States federal income tax purposes, the distributions in respect of income taxes permitted under Section 2 of the Tax Distribution Agreement as in effect on the Closing Date.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The initial Total Commitment is $75,000,000.

“Transactions” shall mean, collectively, (a) the receipt by the Company of at least $121,000,000 (at least $75,000,000 of which shall be in cash) on account of receivables due from certain of its affiliates, (b) the execution, delivery and performance by the Company, Shea Corp. and the Subsidiaries party thereto of the Note Documents and the issuance of the Notes, (c) the execution, delivery and performance by the Credit Parties of the Credit Documents to which they are a party, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and (e) the payment of related fees and expenses.

“Unrestricted Subsidiary” shall mean:

(a) Partners Insurance Company and its subsidiaries and

(b) any other Subsidiary of the Company (other than Shea Corp.) so designated after the Closing Date by a resolution adopted by the board of directors of the Company or a duly authorized committee thereof as provided below; provided, however, that (i) the holders of Indebtedness of such Subsidiary of the Company do not have direct or indirect recourse against the Company, Shea Corp. or any Restricted Subsidiary, and neither the Company, Shea Corp. nor any Restricted Subsidiary otherwise has liability for, or any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that (A) the amount thereof constitutes a Restricted Payment permitted by Section 6.02, (B) in the case of Non-Recourse Indebtedness, such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or (C) such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, Shea Corp. or a Restricted Subsidiary and (ii) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary.

“Upfront Fees” shall have the meaning assigned to such term in Section 2.02(d).

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent”“ shall mean any Credit Party and the Administrative Agent.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Pari-Passu Indebtedness. The Obligations are hereby designated as “Pari-Passu Lien Obligations” for all purposes of the Note Documents.

ARTICLE II

The Credits

SECTION 2.01. The Credits. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries or their respective joint ventures (in which case the Company and such subsidiary or joint venture shall be co-applicants with respect to such Letter of Credit and the Company shall be liable for obligations in respect thereof as provided herein), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Company shall deliver a notice, in accordance with Section 9.01, to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit; provided that no Letters of Credit shall be issued after the date that is 30 days prior to the Maturity Date. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the L/C Exposure shall not exceed the Total Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Company, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Participants, the Issuing Bank hereby grants to each Participant, and each such Participant hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Participant’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participant hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Participant’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Company (or, if applicable, another party pursuant to its obligations under any other Credit Document) forthwith on the date due as provided in Section 2.01(l). Each Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall pay to the Administrative Agent an amount equal to such L/C Disbursement on the same Business Day that the Company shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Company shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

(f) Obligations Absolute. The Company’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Credit Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Credit Document;

(iii) the existence of any claim, setoff, defense or other right that the Company, any other party guaranteeing, or otherwise obligated with, the Company, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Participant or any other person, whether in connection with this Agreement, any other Credit Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Participants, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Company hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or wilful misconduct of the Issuing Bank.

(g) Disbursement Procedures. (i) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Company of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Participants with respect to any such L/C Disbursement.

(ii) If the Issuing Bank shall not have received from the Company the payment required to be made by Section 2.01(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Participant of such L/C Disbursement and its Pro Rata Percentage thereof. Each Participant shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Participant shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Participant’s Pro Rata Percentage of such L/C Disbursement (it being understood that any such amount paid by any Participant shall not constitute a loan and shall not relieve the Company from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Participants. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Company pursuant to Section 2.01(e) prior to the time that any Participant makes any payment pursuant to this paragraph; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Participants that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Participant shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Participant agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

(h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Company shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Company or the date on which interest shall commence to accrue thereon as provided in Section 2.03, at the rate per annum equal to the Alternate Base Rate plus 3.0%.

(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Participants and the Company, and may be removed at any time by the Company by notice to the Issuing Bank, the Administrative Agent and the Participants. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Participant that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees pursuant to Section 2.02(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Participant shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Participant shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Company shall, on the Business Day it receives notice thereof from the Issuing Bank or the Required Participants together with a demand for cash collateral pursuant to this Section 2.01(j) and specifying the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Issuing Bank and the Participants, an amount in cash equal to 105% of the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed and (ii) be held for the satisfaction of the reimbursement obligations of the Company for the L/C Exposure at such time. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Defaults and Events of Default have been cured or waived.

(k) Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Participant, designate one or more additional Participants to act as an issuing bank under the terms of this Agreement. Any Participant designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Participant) in respect of Letters of Credit issued or to be issued by such Participant, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Participant.

SECTION 2.02. Fees. (a) The Company agrees to pay to each Participant, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Participant shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Commitment of such Participant during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of such Participant shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) The Company agrees to pay to the Administrative Agent, for its own account, in consideration for its agreement to act as Administrative Agent for the Credit Facility, an annual administration fee of $30,000 for each year the Credit Facility shall remain in effect (the “Administrative Agent Fees”). The first payment of such Administrative Agent Fee shall be earned by, and payable to the Administrative Agent, quarterly in advance on the Closing Date for the first quarter to occur after the Closing Date and, thereafter, quarterly in advance on the first day of every third month after the Closing Date for so long as the Credit Facility is in effect. Such Administrative Agent Fee will be in addition to reimbursement of the Administrative Agent’s out-of-pocket expenses in accordance with Section 9.05.

(c) The Company agrees to pay (i) to each Participant, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Commitment of such Participant shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Participant’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Participants shall have been terminated) at a rate equal to 3.0% per annum, and (ii) to the Issuing Bank with respect to each Letter of Credit (A) on the last Business Day of March, June, September and December of each year, on the Maturity Date and on the date on which all Letters of Credit have been canceled or have expired and the Commitments shall have been terminated, a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the aggregate face amount of outstanding Letters of Credit issued by such Issuing Bank and (B) the standard issuance and drawing fees in amounts and at times specified from time to time by the Issuing Bank pursuant to arrangements made between the Issuing Bank and the Company (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) The Company agrees to pay an upfront fee (the “Upfront Fee”) for the account of each Participant in an amount equal to 1.0% of such Participant’s Commitment on the Closing Date. Such Upfront Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Participants, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.03. Default Interest. If the Company shall default in the payment of any amount due hereunder, by acceleration or otherwise, or under any other Credit Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus 5.00% per annum.

SECTION 2.04. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, the Commitments shall automatically terminate at 5:00 p.m., New York City time, on May 10, 2011, if the conditions set forth in Section 4.02 shall not have been satisfied or waived by such time.

(b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Commitments shall not be reduced to an amount that is less than the L/C Exposure at the time; provided further, that any notice of termination of the Commitments in full given by the Company may state that such termination notice is conditioned upon the effectiveness of other credit facilities or capital raising, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Participants in accordance with their respective applicable Commitments. The Company shall pay to the Administrative Agent for the account of the applicable

Participants, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.05. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Participant or the Issuing Bank, (ii) impose on such Participant or the Issuing Bank any other condition affecting this Agreement or any Letter of Credit or participation therein or (iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)), and the result of any of the foregoing shall be to increase the cost to such Participant or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Participant or the Issuing Bank hereunder (whether of principal, interest or otherwise), the Company will pay to such Participant or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Participant or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Participant or the Issuing Bank shall have determined that any Change in Law affecting such Participant or Issuing Bank or any lending office of such Participant or such Participant’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Participant’s or the Issuing Bank’s capital or on the capital of such Participant’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or participations in Letters of Credit purchased by such Participant pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Participant or the Issuing Bank or such Participant’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Participant’s or the Issuing Bank’s policies and the policies of such Participant’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time, upon delivery by such Participant or Issuing Bank of a certificate as set forth in Section 2.05(c), the Company shall pay to such Participant or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Participant or the Issuing Bank or such Participant’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Participant or the Issuing Bank setting forth the amount or amounts necessary to compensate such Participant or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Participant or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Participant or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Participant’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be under any obligation to compensate any Participant or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is nine months prior to such request (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.06. Pro Rata Treatment. Each payment of the Commitment Fees and each reduction of the Commitments shall be allocated pro rata among the Participants in accordance with their respective applicable Commitments, which amounts may, at the Administrative Agent’s discretion, be rounded to the next higher or lower whole dollar amount.

SECTION 2.07. Sharing of Setoffs. Each Participant agrees that if it shall, through the exercise of a right setoff or counterclaim or otherwise, obtain payment in respect of any principal or interest in respect of any L/C Disbursement resulting in such Participant receiving payment of a proportion of the aggregate amount of its participations in L/C Disbursements greater than its pro rata share thereof as provided herein, then the Participant receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the L/C Exposure of such other Participant, so that the aggregate unpaid principal amount of the L/C Exposure and participations in L/C Exposure held by each Participant shall be in the same proportion to the aggregate unpaid principal amount of L/C Exposure then outstanding as the principal amount of its L/C Exposure prior to such exercise of setoff or counterclaim or other event was to the principal amount of L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (A) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.07 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Participant), or (y) any payment obtained by a Participant as consideration for the assignment of or sale of a participation in any of its L/C Disbursements to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Company and Shea Corp. expressly consent to the foregoing arrangements and agree that any Participant holding a participation in an L/C Disbursement deemed to have been so purchased may exercise any and all rights of setoff or counterclaim or otherwise with respect to any and all moneys owing by the Company and Shea Corp. to such Participant by reason thereof as fully as if such Participant had made a loan directly to the Company in the amount of such participation.

SECTION 2.08. Payments. (a) The Company shall make each payment (including principal of or interest on any L/C Disbursement or any Fees or other amounts) hereunder and under any other Credit Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Participant (or the Issuing Bank, if applicable) any payments received by the Administrative Agent on behalf of such Participant (or Issuing Bank, if applicable).

(b) Except as otherwise expressly provided herein, whenever any payment (including any Fees or other amounts) hereunder or under any other Credit Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Participants or the Issuing Bank hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Participants or the Issuing Bank, as the case may be, the amount due. In such event, if the Company does not in fact make such payment, then each of the Participants or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Participant, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.09. Taxes. (a) Any and all payments by any Credit Party under any Credit Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the sum payable by the relevant Credit Party shall be increased as necessary so that after making all required withholdings (including withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding been made.

(b) In addition, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Company shall indemnify each Recipient within 10 days after written demand therefor, for the full amount of any Indemnified Taxes that are paid or payable by such Recipient on or with respect to any payment by or on account of any obligation of the Company or any other Credit Party under any Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.09(e) shall be paid within 10 days after the Recipient delivers to the Company a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnifiable claim. Such certificate shall be conclusive absent manifest error.

(d) Each Participant shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Company or any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company or any such Credit Parties to do so) attributable to such Participant that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.09(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Participant a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes by the Company or any other Credit Party to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Participant that is entitled to an exemption from, or reduction of, U.S. Federal withholding Tax (including U.S. backup withholding Tax) with respect to any payments under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Participant, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any U.S. Federal withholding (including U.S. backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(f)(ii)(A) through (E) below) shall not be required if in the Participant’s judgment such completion, execution or submission would subject such Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Participant. Upon the reasonable request of the Company or the Administrative Agent, any Participant shall update any form or certification previously delivered pursuant to this Section 2.09(f). If any form or certification previously delivered pursuant to this Section 2.09(f) expires or becomes obsolete or inaccurate in any respect with respect to a Participant, such Participant shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, in the event that the Company is a U.S. Person, any Participant with respect to the Company shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Participant becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Participant that is a U.S. Person, IRS Form W-9 certifying that such Participant is exempt from U.S. Federal backup withholding Tax;

(B) in the case of a Foreign Participant claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Foreign Participant for whom payments under any Credit Document constitute income that is effectively connected with such Participant’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Foreign Participant claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit C (a “U.S. Tax Certificate”) to the effect that such Participant is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Foreign Participant that is not the beneficial owner of payments made under any Credit Document (including a partnership or a person purchasing a participation) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Participant is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Participant may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation as may be reasonably requested by the Company or the Administrative Agent in order to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Participant under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Participant shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Participant has or has not complied with such

Participant’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.09(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including additional amounts paid pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.09(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.09(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.09(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other person.

(h) Each party’s obligations under this Section 2.09 shall survive any assignment of rights by, or the replacement of, a Participant, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Credit Document.

(i) For purposes of Section 2.09(d) and (f), the term “Participant” includes any Issuing Bank.

SECTION 2.10. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a)In the event (i) any Participant or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.05, (ii) the Company is required to pay any additional amount to any Participant or the Issuing Bank or any Governmental Authority on account of any Participant or the Issuing Bank pursuant to Section 2.09 or (iii) any Participant refuses to consent to any amendment, waiver or other modification of any Credit Document requested by the Company that requires the consent of a greater percentage of the Participants than the Required Participants and such amendment, waiver or other modification is consented to by the Required Participants and, in the case of clauses (i) and (ii) above, such Participant has declined or is unable to designate a different lending office in accordance with Section 2.10(b), the Company may, at its sole expense and effort (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04, including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Participant or the Issuing Bank, as the case may be, and the Administrative Agent, require such Participant or the Issuing Bank to transfer and assign, without recourse, all its interests, rights and obligations under this Agreement (or, in the case of clause (iii) above, all its interests, rights and obligation with respect to the Commitments that are the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iii) above, shall consent to such requested amendment, waiver or other modification of any Credit Document (which Eligible Assignee may be another Participant, if a Participant accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Company shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consents shall not unreasonably be withheld, conditioned or delayed, and (z) the Company or such Eligible Assignee shall have paid to the affected Participant or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the L/C Disbursements of such Participant or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Participant or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.05 and 2.09); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Participant’s or the Issuing Bank’s claim for compensation under Section 2.05 or the amounts paid pursuant to Section 2.09, as the case may be, cease to cause such Participant or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.09, as the case may be (including as a result of any action taken by such Participant or the Issuing Bank pursuant to paragraph (b) below), or if such Participant or the Issuing Bank shall waive its right to claim further compensation under Section 2.05 in respect of such circumstances or event or shall waive its right to further payments under Section 2.09 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Participant or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

(b) If (i) any Participant or the Issuing Bank shall request compensation under Section 2.05, or (ii) the Company is required to pay any additional amount to any Participant or the Issuing Bank or any Governmental Authority on account of any Participant or the Issuing Bank, pursuant to Section 2.09, then such Participant or the Issuing Bank shall use reasonable efforts (which shall not require such Participant or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Company or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.05 or would reduce amounts payable pursuant to Section 2.09, as the case may be, in the future. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Participant or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.11. Extension of Commitments. The Company may, at its option, elect to extend the initial Maturity Date to a date that is not more than one year after the initial Maturity Date by delivering written notice of such election to the Administrative Agent and the Issuing Bank not later than the date that is 120 days prior to the initial Maturity Date, specifying the effective date of such extension (which shall be a Business Day prior to the initial Maturity Date) and the Maturity Date shall be so extended on the effective date of such written notice; provided that (i) on and as of such effective date, the conditions specified in Section 4.01(b) and (c) are satisfied as though a Letter of Credit was being issued on such date (and such written notice shall include a representation to such effect) and (ii) on or prior to such effective date, the Company shall have paid to the Administrative Agent, for the account of each Participant, a fee equal to 0.25% of the Commitment of such Participant as of such effective date.

SECTION 2.12. Defaulting Participants. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Participant becomes a Defaulting Participant, then, until such time as such Participant is no longer a Defaulting Participant, to the extent permitted by applicable law:

(i) Such Defaulting Participant’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Participants.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Participant (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Participant pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Participant to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Participant to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Participant in accordance with Section 2.13; fourth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Participant’s potential future funding obligations with respect to L/C

Disbursements under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Participant with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13; fifth, to the payment of any amounts owing to the Participants or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Participant or the Issuing Bank against such Defaulting Participant as a result of such Defaulting Participant’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Participant as a result of such Defaulting Participant’s breach of its obligations under this Agreement; and seventh, to such Defaulting Participant or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any L/C Disbursements (or any participation therein) in respect of which such Defaulting Participant has not fully funded its appropriate share, and (y) such Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the L/C Disbursements owed to all Non-Defaulting Participants on a pro rata basis prior to being applied to the payment of any L/C Disbursements (or participations therein) owed to, such Defaulting Participant until such time as unfunded participations in L/C Obligations are held by the Participants pro rata in accordance with the Commitments under the Facility without giving effect to Section 2.12(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Participant that are applied (or held) to pay amounts owed by a Defaulting Participant or to post Cash Collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Participant, and each Participant irrevocably consents hereto.

(iii) (A) No Defaulting Participant shall be entitled to receive any Commitment Fee for any period during which that Participant is a Defaulting Participant (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Participant), (B) each Defaulting Participant shall be entitled to receive L/C Participation Fees for any period during which that Participant is a Defaulting Participant only to the extent allocable to its Pro Rata Percentage of the L/C Exposure for which it has provided Cash Collateral pursuant to Section 2.13 and (C) with respect to any other fees not required to be paid to any Defaulting Participant pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Participant that portion of any such fee otherwise payable to such Defaulting Participant with respect to such Defaulting Participant’s participation in L/C Exposure that has been reallocated to such Non-Defaulting Participant pursuant to clause (iv) below, (y) pay to the Issuing Bank, the amount of any such fee otherwise payable to such Defaulting Participant to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Participant, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Participant’s participation in L/C Exposure shall be reallocated among the Non-Defaulting Participants in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Participant’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate L/C Exposure of any Non-Defaulting Participant to exceed such Non-Defaulting Participant’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Participant arising from that Participant having become a Defaulting Participant, including any claim of a Non-Defaulting Participant as a result of such Non-Defaulting Participant’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.13.

(b) If the Company, the Administrative Agent and the Issuing Bank agree in writing that a Participant is no longer a Defaulting Participant, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Participant will, to the extent applicable, purchase at par that portion of participations of the other Participants or take such other actions as the Administrative Agent may determine to be necessary to cause the funded and unfunded participations in Letters of Credit to be held pro rata by the Participants in accordance with the Commitments hereunder (without giving effect to Section 2.12(a)(iv)), whereupon such Participant will cease to be a Defaulting Participant; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Participant was a Defaulting Participant; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Participant to Participant will constitute a waiver or release of any claim of any party hereunder arising from that Participant’s having been a Defaulting Participant.

(c) So long as any Participant is a Defaulting Participant, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.13. Cash Collateral. (a)At any time that there shall exist a Defaulting Participant, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Company shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting

Participant (determined after giving effect to Section 2.12(a)(iv) and any Cash Collateral provided by such Defaulting Participant) in an amount not less than the Minimum Collateral Amount.

(b) The Company, and to the extent provided by any Defaulting Participant, such Defaulting Participant, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a security interest in all such Cash Collateral as security for the Defaulting Participants’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to paragraph (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any person other than the Administrative Agent and the Issuing Bank as herein provided (subject to the terms of the Intercreditor Agreement), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Participant).

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.13 or Section 2.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Participant’s obligation to fund participations in respect of L/C Exposure (including, as to Cash Collateral provided by a Defaulting Participant, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Participant status of the applicable Participant), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.12 the person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

ARTICLE III

Representations and Warranties

Each of Shea Corp. and the Company represents and warrants to the Administrative Agent, the Issuing Bank and each of the Participants that:

SECTION 3.01. Organization; Powers. The Company, Shea Corp. and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Credit Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate, limited partnership or limited liability company and, if required, stockholder or equityholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation which violations could reasonably be expected to result in a Material Adverse Effect, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company, Shea Corp. or any Restricted Subsidiary, (B) any order of any Governmental Authority applicable to the Company, Shea Corp. or any Restricted Subsidiary or (C) any provision of any indenture or other material agreement or instrument to which the Company, Shea Corp. or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company, Shea Corp. or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Shea Corp. and the Company and constitutes, and each other Credit Document when executed and delivered by each Credit Party party thereto will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect, or that will be made contemporaneously with the Closing Date and (d) such actions, consents, approvals, registrations and filings with the United States Securities and Exchange Commission and other Governmental Authorities as may be necessary or appropriate in connection with the obligations of the Credit Parties under the Note Documents or Credit

Documents that (i) are not required in connection with the consummation of the Transactions that are to be consummated on the Closing Date and (ii) in the case of the Credit Documents, are reasonably expected to be made or obtained without burdensome conditions or expense within the time required.

SECTION 3.05. Financial Statements. (a)The Company has heretofore furnished to the Participants its consolidated balance sheet and related statements of income, changes in equity and cash flows as of and for the fiscal year ended December 31, 2010, audited by and accompanied by the opinion of Ernst & Young, independent public accountants. Such financial statements fairly present in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such period. Such balance sheet and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, to the extent required by GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b) The Company has heretofore delivered to the Participants its unaudited pro forma consolidated balance sheet and related pro forma statements of income, stockholder’s equity and cash flows as of December 31, 2010, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Company, based on the assumptions used to prepare the pro forma financial information contained in the offering documents circulated in connection with the Notes (which assumptions are believed by the Company on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Company as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Company and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2010.

SECTION 3.07. Title to Properties; Possession Under Leases. (a)Each of the Company, Shea Corp. and the Subsidiary Guarantors has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.05.

(b) Each of the Company, Shea Corp. and the Subsidiary Guarantors has complied with all obligations under all material leases to which it is a party and all such leases are valid and in full force and effect.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries of the Company and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are owned by the Company, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or otherwise permitted by Section 6.05).

SECTION 3.09. Litigation; Compliance with Laws. (a)There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending (other than the CCM Proceeding) or, to the knowledge of Shea Corp. or the Company, threatened against or affecting Shea Corp. or the Company or any Subsidiary or any business, property or rights of any such person (i) that involve any Credit Document or the Transactions or (ii) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Company, Shea Corp. or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a)None of the Company, Shea Corp. or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Company, Shea Corp. or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a)None of the Company, Shea Corp. or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of the Company, Shea Corp. or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Company will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

SECTION 3.14. Tax Returns. Each of the Company, Shea Corp. and the Restricted Subsidiaries has filed or caused to be filed all Federal and other material tax returns or materials required to have been filed by it in any jurisdiction and has paid or caused to be paid all material taxes due and payable by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Company, Shea Corp. or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. None of the information, reports, financial statements, exhibits or schedules furnished by or on behalf of Shea Corp. or the Company to the Administrative Agent or any Participant in connection with the negotiation of any Credit Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Shea Corp. and the Company represents only that it acted in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was prepared (based upon accounting principles consistent with the historical audited financial statements of the Company) and utilized due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that the projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurance can be given that the projections will be realized).

SECTION 3.16. Employee Benefit Plans. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17. Environmental Matters. (a)Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company, Shea Corp. or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Company or by the Company for its Restricted Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Company and its Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a)The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Security Agreement) is delivered to the Collateral Agent, the Lien created under the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) (A) on the Closing Date, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a) and (B) at any time after the Closing Date, when financing statements or amendments thereto are filed pursuant to the Security Documents, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral (other than Intellectual Property, as defined in the Security Agreement) to the extent the Liens created by the Security Agreement can be perfected by the filing of a financing statement under the Uniform Commercial Code, in each case prior and superior in right to any other Lien, other than with respect to Liens expressly permitted by Section 6.05.

(b) Upon the recordation of the Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Company and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), (A) on the Closing Date, when such financing statements are filed and (B) at any time after the Closing Date, when financing statements or amendments thereto are filed pursuant to the Security Documents, the Lien created under the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Lien (other than the Liens expressly permitted by Section 6.05) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Credit Parties after the date hereof).

(c) The Mortgages (upon recordation thereof) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.05.

(d) Each Control Agreement, upon execution and delivery thereof by the parties thereto and the taking of the other actions provided for therein, will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.05.

SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Company and the Subsidiary Guarantors which shall comprise part of the Collateral and the addresses thereof, other than any Properties that are not material to the operations of the Company and the Subsidiary Guarantors, including, without limitation, reserved mineral rights, reserved easements, deed restrictions, strips, gores and open space and other similar immaterial real property interests. As of the Closing Date, the Company and the Subsidiary Guarantors own in fee all the real property set forth on Schedule 3.20(a).

(b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Company and the Subsidiary Guarantors and the addresses thereof other than leases of de minimis real property that are not material, individually or in the aggregate, to the operations of the Company and the Restricted Subsidiaries. As of the Closing Date, the Company and the Subsidiary Guarantors have valid leases in all the real property set forth on Schedule 3.20(b).

SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Company, Shea Corp. or any Restricted Subsidiary pending or, to the knowledge of Shea Corp. or the Company, threatened. The hours worked by and payments made to employees of the Company, Shea Corp. and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company, Shea Corp. or any Restricted Subsidiary, or for which any claim may be made against the Company, Shea Corp. or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company, Shea Corp. or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company, Shea Corp. or any Restricted Subsidiary is bound.

SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the issuance of each Letter of Credit, (a) the fair value of the consolidated assets of the Credit Parties, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the consolidated properties of the Credit Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Credit Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Credit Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23. Pari-Passu Indebtedness. The Obligations constitute “Pari-Passu Lien Obligations” under and as defined in the Note Documents.

SECTION 3.24. Sanctioned Persons. None of the Company, Shea Corp. or any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, Shea Corp. or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

Conditions of Lending

The obligations of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.01(b).

(b) The representations and warranties set forth in Article III and in each other Credit Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Company and Shea Corp. on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Participants and the Issuing Bank, a favorable written opinion of (i) Gibson, Dunn & Crutcher, counsel for Shea Corp. and the Company in form and substance reasonably satisfactory to the Administrative Agent, and (ii) each local counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Participants, and (C) covering such matters relating to the Credit Documents and the Transactions as the Administrative Agent shall reasonably request, and Shea Corp. and the Company hereby request such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement and extensions of credit hereunder and the other Credit Documents shall be satisfactory to the Participants, to the Issuing Bank and to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Participants, the Issuing Bank or the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.

(f) The Security Agreement shall have been duly executed by each Credit Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent shall have received all documents and instruments (including UCC financing statements) necessary or appropriate to be filed or recorded in order to perfect the security interest under the Security Documents (except as expressly set forth with respect to the Mortgaged Property) and except in the case of any security interests in the Collateral (as defined in the Security Agreement) that can be perfected solely by possession.

(g) The Intercreditor Agreement shall have been duly executed by the Company, the Administrative Agent, the Collateral Agent and the other parties thereto and shall be in full force and effect on the Closing Date.

(h) The Collateral Agent shall have received a Perfection Certificate with respect to the Credit Parties dated the Closing Date and duly executed by a Responsible Officer of the Company, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Credit Parties in the states (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintains material Equipment (as defined in the Security Agreement) or other Collateral, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.05 or have been or will be contemporaneously released or terminated.

(i) [Reserved].

(j) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

(k) Shea Corp. and the Company shall have received gross cash proceeds of not less than $750,000,000 from the issuance of the Notes. The Administrative Agent shall have received copies of the Note Documents, certified by a Financial Officer as being complete and correct.

(l) The Company and the Subsidiary Guarantors shall have received at least $121,000,000 (at least $75,000,000 of which shall be in cash) on account of receivables due from certain of its affiliates.

(m) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released (or, in the case of existing mortgages, provisions satisfactory to the Administrative Agent shall have been made), and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Company, Shea Corp. and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Notes and (c) Indebtedness described in the offering documents relating to the Notes.

(n) The Participants shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

Affirmative Covenants

Each of Shea Corp. and the Company covenants and agrees with each Participant that so long as this Agreement shall remain in effect and until the Commitments have been terminated, all Fees and all other expenses or amounts payable under any Credit Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Participants shall otherwise consent in writing, each of Shea Corp. and the Company will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Rights. Do or cause to be done all things necessary to preserve and keep in full force and effect their existence in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and Shea Corp. and each Restricted Subsidiary; provided, however, that neither the Company nor Shea Corp. are required to preserve any such right, license or franchise, nor the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further, however, that this Section 5.01 not prohibit any transaction otherwise permitted by Section 6.04 or Section 6.08.

SECTION 5.02. Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent, which shall furnish to each Participant:

(a) (i) the description of the business of the Company and all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) all current reports that would be required to be filed with the United States Securities and Exchange Commission on Form 8-K if the Company were required to file such reports.

(b) (i) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm (with respect to annual financial statements) or Financial Officer (with respect to quarterly financial statements) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations), certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) concurrently with the delivery of annual financial statements and financial statements for the second fiscal quarter period under paragraph (a) above, a certificate executed by the chief legal officer of the Company (x) setting forth a list of all Property owned by the Company or any Subsidiary that, to such officer’s knowledge based upon reasonable inquiry, is located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and (y) certifying that no Material Adverse Effect could reasonably be expected to arise from the classification of the location of such Properties as “flood hazard areas”.

(c) promptly after the request by any Participant, all documentation and other information that such Participant reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(d) promptly after the request by the Administrative Agent or any Participant, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company, Shea Corp. or any Subsidiary, or compliance with the terms of any Credit Document, as the Administrative Agent or any Participant may reasonably request.

SECTION 5.03. Properties. Do or cause to be done all things necessary to at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.04. Insurance. (a)Keep its insurable properties adequately insured at all times by financially sound and reputable insurers (including co-insurance and self-insurance); maintain such other insurance, to such extent (including co-insurance and self-insurance) and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, naming the Collateral Agent as an additional insured, on forms satisfactory to the Administrative Agent.

SECTION 5.05. Further Assurances; Information Regarding Collateral. (a) Cause each wholly-owned Restricted Subsidiary (other than any wholly-owned Subsidiary that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary or as a result of an existing contractual limitation where a waiver is not reasonably able to be obtained) that incurs any Indebtedness to, and any other person that guarantees the Notes to, contemporaneously, (i) execute and deliver to the Administrative Agent a supplement in the form of Exhibit F pursuant to which such Restricted Subsidiary or person will guarantee payment of the Obligations on the same terms and conditions as those set forth herein and applicable to the other Guarantors in accordance with Section 10.08 and (ii) execute and deliver an amendment, supplement or other instrument in respect of the Security Documents necessary to cause such Restricted Subsidiary or person to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Collateral Agent and Administrative Agent joinders to the Intercreditor Agreement, in each case at the time such person becomes a Restricted Subsidiary, guarantees the Notes, or Guarantees any such other Indebtedness, as applicable.

(b) On the Closing Date, the Company, Shea Corp. and each Guarantor shall grant Liens on all their Property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected Liens (subject to Liens permitted pursuant to Section 6.05), including through recordation of Mortgages, entry into control agreements, filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, the Security Documents to be entered into on the Closing Date and this Agreement. In addition, the Company shall provide a Title Policy to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 5.05 and the real property described in such Mortgage. For the avoidance of doubt, the requirements of this Section 5.05(b) are subject to Section 5.05(e) below.

(c) If any of the Company, Shea Corp., or the Guarantors at any time grants, assumes, perfects or becomes subject to any Lien upon any of its Property (other than Excluded Property) then owned or thereafter acquired as security for any other Pari-Passu Lien Obligation, the Company or Shea Corp. will, or will cause such Guarantor to, as promptly as practical (subject to Section 5.05(e) below):

(i) grant a Lien on such Property to the Collateral Agent for the benefit of the Secured Parties and, to the extent such grant would require the execution and delivery of a Security Document, the Company, Shea Corp. or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure such other Pari-Passu Lien Obligations;

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of such other Pari-Passu Lien Obligations are perfected; and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this Section 5.05(c), including as necessary under the Security Documents.

(d) If the Company, Shea Corp. or any Guarantor at any time after the Closing Date acquires any new Property (other than Excluded Property) that is not automatically subject to a Lien under the Security Documents, or a Restricted Subsidiary becomes a Guarantor, the Company or Shea Corp. will, or will cause such Guarantor, subject to the requirements of the Security Documents, to as soon as practical after such Property’s acquisition or it no longer being Excluded Property (subject to the provisions of Section 5.05(e)):

(i) grant a Lien on such Property (or, in the case of a new Guarantor, all its assets except Excluded Property) to the Collateral Agent for the benefit of the

Secured Parties (and, to the extent such grant would require the execution and delivery of a Security Document, the Company, Shea Corp. or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the Security Documents executed and delivered on the Closing Date);

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Closing Date are perfected (including, in the case of real property, through the recordation of Mortgages); and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this paragraph including as necessary under the Security Documents.

(e) The Company shall deliver a favorable written opinion of counsel to the Administrative Agent and the Collateral Agent in respect of any Lien grant referred to by the foregoing provisions of this paragraph by a new Guarantor or with respect to real property, addressing customary matters (and containing customary exceptions) consistent with the opinion of counsel delivered on the Closing Date pursuant to Section 4.02(a), or within 90 days after the Closing Date in accordance with Section 5.05(e) below, in respect of such matters; provided, however, that an opinion of counsel shall not be required with respect to any Mortgage on real property located in a jurisdiction for which an opinion of counsel has been previously delivered to the Administrative Agent pursuant to this Agreement. In addition, the Company shall provide a Title Policy to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 5.05(d) and the real property described in such Mortgage.

(f) Notwithstanding anything to the contrary set forth in this Section 5.05 or elsewhere in this Agreement or any Security Document, any Mortgages (and any related Security Documents) required to be granted pursuant to this Agreement or the Security Documents with respect to real property owned by the Company, Shea Corp. or a Guarantor on the Closing Date shall be granted, together with opinions of counsel delivered to the Administrative Agent in respect of the enforceability and validity of such Mortgages and Title Policies to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 5.05 and the real property described in such Mortgage, as soon as commercially reasonable following the Closing Date, but in no event later than 90 days following the Closing Date.

(g) The Company and Shea Corp. will bear and pay all legal expenses, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company, Shea Corp. and the Guarantors set forth in this Section 5.05 and will also pay or reimburse the Administrative Agent and Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Administrative Agent and Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Administrative Agent’s and Collateral Agent’s agents and counsel.

(h) None of the Company, Shea Corp. nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would reasonably be expected to materially impair the security interest with respect to the Collateral for the benefit of the Secured Parties.

(i) Notwithstanding anything else herein, in no event shall the Obligations be secured by a security interest in any Property located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) for the duration of such designation. If and when such Property is no longer located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), such Property shall, automatically and without any further action on the part of the Collateral Agent or the Company, secure the Obligations.

SECTION 5.06. [Reserved].

SECTION 5.07. Performance of Obligations and Payment of Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.08. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Participant prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Restricted Subsidiaries in an aggregate amount exceeding $2,000,000; and

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.09. Compliance with Laws. Except where the failure to do, cause or comply with any of the following could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.10. Subsidiaries. (a)Subject to the requirements in the definition of “Unrestricted Subsidiary”, the board of directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (a) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary and its Subsidiaries will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 6.02, to the extent provided therein, (b) the Company must be permitted under Section 6.02 to make the Restricted Payment deemed to have been made pursuant to clause (a), and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any person in any subsidiary of such person prior to such person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such subsidiary of such person is designated as an Unrestricted Subsidiary.

(b) The board of directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 6.01 and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Coverage Indebtedness in accordance with Section 6.01

(c) Any such designation or redesignation by the G board of directors of the Company or a committee thereof will be evidenced to the Administrative Agent by the filing with the Administrative Agent of a certified copy of the resolution of the board of directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any person as an Unrestricted Subsidiary shall be deemed to include a designation of all subsidiaries of such person as Unrestricted Subsidiaries.

ARTICLE VI

Negative Covenants

Each of Shea Corp. and the Company covenants and agrees with each Participant that, so long as this Agreement shall remain in effect and until the Commitments have been terminated, all Fees and all other expenses or amounts payable under any Credit Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Participants shall otherwise consent in writing, neither Shea Corp. nor the Company will, nor will they cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume, become liable for or guarantee the payment of any Indebtedness (including Acquired Indebtedness) unless, immediately after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 (such Indebtedness, “Coverage Indebtedness”), except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 (after giving effect to the anticipated use of proceeds from the issuance and sale of the Notes) but not any extensions, renewals or replacements of such Indebtedness;

(b) Indebtedness created hereunder and under the other Credit Documents;

(c) Indebtedness with respect to the Notes (and Exchange Notes) and Guarantees thereof, other than Additional Notes;

(d) Indebtedness owed to and held by the Company, Shea Corp. or a Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, Shea Corp. or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (B) if the Company or Shea Corp. is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and the Obligations;

(e) Indebtedness of the Company or any Restricted Subsidiary under any Interest Protection Agreements in a notional amount no greater than the outstanding principal amount (at the time the related Interest Protection Agreement is entered into) of the Indebtedness being hedged;

(f) Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition of equipment and fixtures or other property; provided that the aggregate principal amount of Indebtedness permitted by this Section 6.01(f), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(g), shall not exceed $10,000,000 (including all Refinancing Indebtedness, but excluding any obligations that would not be required to be classified or accounted for as Capital Lease Obligations in accordance with GAAP as of March 31, 2011, without giving effect to any changes therein after the Closing Date) at any time outstanding;

(g) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(f), not in excess of $10,000,000 (including all Refinancing Indebtedness) at any time outstanding (which amount shall not include any obligations that would not be required to be classified or accounted for as Capital Lease Obligations in accordance with GAAP as of March 31, 2011, without giving effect to any changes therein after the Closing Date);

(h) to the extent a portion of the Notes are redeemed or repurchased and retired, Indebtedness of the Company or any Guarantor in an aggregate amount (including all Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this Section 6.01(h)) not to exceed the lesser of (x) 75% of the aggregate principal amount of the Notes so redeemed or repurchased and retired and (y) $100,000,000;

(i) all obligations under any arrangement (including (x) adjustments to land purchase price and (y) profit participations) by which future payments are due to the sellers of real property acquired by either the Company, Shea Corp. or any Restricted Subsidiary after a specified period of time following such acquisition or at the time of the subsequent sale of the subject real property, which future payments (i) are based on the subsequent sale price of the subject real property, the allocated costs of developing the subject real property or an amount specified at the time of such acquisition and (ii) may include fixed minimum amounts in respect of such arrangements and true-up payments;

(j) bank overdrafts arising in the ordinary course of business;

(k) obligations under an agreement with any government authority, adjoining (or common masterplan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(l) Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Company or any Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(m) obligations relating to, and guarantees and pledges of assets incurred in the ordinary course of business in respect of (x) surety bonds and (y) payments due in respect of community facility district, metro-district, mello-roos, subdivision improvement and similar bonding requirements;

(n) repayment guarantees that constitute Investments made pursuant to the JV Basket; provided that, after giving effect to such guarantees, the Company could invest at least $1.00 in a Restricted Investment pursuant to the JV Basket;

(o) Indebtedness that is Non-Recourse Indebtedness with respect to the Company and the Restricted Subsidiaries;

(p) any guarantee by the Company or any Guarantor of any Indebtedness permitted to be incurred hereunder (other than Sections 6.01(l) and (o)); provided that, in the event such Indebtedness that is being guaranteed is subordinated to the Obligations or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Obligations or such Guarantee, as the case may be;

(q) any Indebtedness incurred by Shea Corp. as a co-issuer or co-guarantor of such Indebtedness with the Company;

(r) Refinancing Indebtedness incurred by the Company or any Guarantor in respect of any Coverage Indebtedness or any Indebtedness incurred pursuant to Sections 6.01(a), (c) and (r); and

(s) other Indebtedness of the Company or any Guarantor in an aggregate principal amount not exceeding $25,000,000 at any time outstanding (including any Refinancing Indebtedness thereof).

SECTION 6.02. Restricted Payments. (a)Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment; provided, however, that a Restricted Payment may be made if (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment, (ii) immediately after giving effect to such Restricted Payment the Company could incur at least $1.00 of Coverage Indebtedness in accordance with Section 6.01 and (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Closing Date (other than those Restricted Payments described in clauses (iii) through (xiii) of the next paragraph) does not exceed the sum of:

(i) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first day of the Company’s fiscal quarter during which the Closing Date occurs and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(ii) 100% of the aggregate net cash proceeds of and the Fair Market Value of any property or other asset received by the Company from (1) any capital contribution to the

Company after the Closing Date or any issue or sale after the Closing Date of any Qualified Equity Interests and (2) the issue or sale after the Closing Date of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Equity Interests that have been so converted or exercised, plus

(iii) in the case of a distribution on or disposition or repayment of any Restricted Investment, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (i)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Equity Interests) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (i)), plus

(iv) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Closing Date in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Closing Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (i)), an amount equal to the lesser of (x) the proportionate interest of the Company or any Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Unrestricted Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Unrestricted Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary.

(b) Notwithstanding the foregoing, the Company, Shea Corp. and any Restricted Subsidiary may make, or agree to pay or make, the following Restricted Payments:

(i) the payment of any dividend or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of the preceding paragraph as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration);

(ii) any Restricted Payment made in exchange for, or out of the net proceeds of the substantially concurrent sale of, Qualified Equity Interests;

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value by the Company of any Subordinated Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary in exchange for, or out of proceeds of, Refinancing Indebtedness incurred as permitted by and in compliance with Section 6.01;

(iv) Restricted Investments after the Closing Date not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $10,000,000;

(v) Restricted Investments after the Closing Date in joint ventures not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $100,000,000; provided, however, that, at the time any such Investment is made, the net book value of the Company’s inventory (including “work-in-progress” inventory, land held for development and land held for sale) and cash securing the Obligations and any other Pari-Passu Lien Obligations is at least 275% of the aggregate principal amount of the Letters of Credit then outstanding plus the aggregate amount of such other Pari-Passu Lien Obligations;

(vi) Restricted Payments made after the Closing Date in respect of Specified Obligations not to exceed $70,000,000; provided, however, that such Restricted Payments may exceed $70,000,000 to the extent that the Company receives a cash equity contribution from JFSCI in the amount of such excess within 10 Business Days following such Restricted Payment;

(vii) Tax Distributions (other than payments with respect to Specified Obligations);

(viii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary with the proceeds of the offering of the Notes;

(ix) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries issued in accordance with and to the extent permitted by Section 6.01; provided, however, that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(x) repurchases of Equity Interests deemed to occur upon exercise of equity options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xi) Restricted Payments that are made with cash or Cash Equivalents received by the Company as capital contributions to its equity or from the issuance or sale of Qualified Equity Interests of the Company, in each case, after the Closing Date and are designated at such time as an “Excluded Contribution” pursuant to an officer’s certificate delivered by the Company;

(xii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to Section 6.04; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer (each, as defined in the Indenture), as applicable, have been purchased, redeemed, defeased or acquired for value; or

(xiii) Restricted Investments after the Closing Date in joint ventures (other than amounts expended in respect of Specified Obligations) in an amount not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $70,000,000 (the “JV Payment Basket”);

provided that, for purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company, Shea Corp. or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

SECTION 6.03. Transactions with Affiliates. (a)Make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of (i) any Affiliate of the Company, (ii) any Affiliate of any of the Subsidiaries or (iii) any holder of 10% or more of the common equity of the Company (or Affiliates of such holders) (such persons, collectively “Affiliated Persons” and such transactions, collectively, “Affiliate Transactions”), except that the Company or any Restricted Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

(b) Engage in any Affiliate Transaction (i) in the case of transfers of real property involving more than $10,000,000, unless the consideration paid in respect thereof exceeds the greatest of not less than three Independent Valuations and (ii) in all other cases (A) having a value of more than $2,000,000 unless the terms of such Affiliate Transaction are set forth in writing and a majority of the board of directors of the Company has determined in good faith that the criterion in Section 6.03(a) has been satisfied and (B) having a value of more than $5,000,000 unless the terms of such Affiliate Transaction are set forth in writing and the Company has received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who is not an Affiliated Person.

(c) Notwithstanding the foregoing, the following transactions shall not be prohibited by this Section 6.03:

(i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the board of directors of the Company,

(ii) Equity Interests issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the holders of Equity Interests of the Company,

(iii) any Permitted Investment (other than Permitted Investments described in clause (c)(ii) of the definition of “Permitted Investments”) or Restricted Payment permitted pursuant to Section 6.02,

(iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, no such transaction shall involve any other Affiliate (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by Section 6.02),

(v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously issued as a dividend, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(vi) any Affiliate Transactions consummated in accordance with existing written agreements with Affiliates, or entities in which an Affiliate owns an interest, including amendments thereto, that are no more favorable to the Affiliate in any material respect than the existing terms;

(vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holding, the Company or any Restricted Subsidiary; and

(viii) any transaction with an Affiliate that is a joint venture in which the Company or any Restricted Subsidiary has a direct or indirect equity interest so long as the other joint venture partners not constituting Affiliates of the Company approve the subject transaction.

SECTION 6.04. Limitations on Asset Dispositions. (a)Engage in any Asset Disposition unless (i) the Company, Shea Corp. (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof (or at least 90% of the Fair Market Value thereof in the case of a Sale-Leaseback Transaction of a model house) and (ii) not less than 70% of the consideration received by the Company, Shea Corp. (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and/or securities (such securities (x) in the case of equity securities, that are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (y) in the case of debt securities, that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or are covered by at least two reputable market makers); provided that, the amount of (A) any Indebtedness (other than any Subordinated Indebtedness) of any of the Company, Shea Corp. or any Restricted

Subsidiary that is actually assumed by the transferee in such Asset Disposition (provided that the Company, Shea Corp. or Restricted Subsidiary, as the case may be, making the Asset Disposition is released from its obligations with respect to such Indebtedness), (B) any notes or other obligations received by the Company, Shea Corp. or any Restricted Subsidiary which are immediately converted into cash and (C) the Fair Market Value of any property or other asset (including Equity Interests of any person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (as defined below) (provided that to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially contemporaneously with such sale, to the extent required to do so pursuant to such Security Documents), shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company, Shea Corp. or the Restricted Subsidiary.

(b) The net cash proceeds of an Asset Disposition shall, within one year of such Asset Disposition, at the Company’s election, be utilized in a manner permitted under the Note Documents; provided that, if the Company, Shea Corp. or the applicable Restricted Subsidiary do not reinvest the proceeds from such Asset Dispositions as necessary to avoid any requirement to offer to repurchase Notes then, if the cumulative repurchasing of Notes would exceed $50,000,000, the Company shall cash collateralize any then outstanding Letters of Credit (at the Minimum Collateral Amount) and as a condition to the issuance of a Letter of Credit or any increase in the amount of any Letter of Credit thereafter, the Company shall cash collateralize such Letters of Credit so that at all times, the outstanding Letters of Credit are cash collateralized (at the Minimum Collateral Account).

SECTION 6.05. Liens. Create, incur, assume or suffer to exist any Lien on any property or assets (including Equity Interests or other securities or Indebtedness of any person, including the Company or any Restricted Subsidiary) now owned or hereafter acquired by it, except:

(a) Liens for taxes, assessments or governmental or quasi-government charges or claims that (i) are not yet delinquent, (ii) are being contested in compliance with Section 5.07 or (iii) encumber solely property abandoned or in the process of being abandoned;

(b) landlords, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are being contested in compliance with Section 5.07;

(c) Liens (other than Liens imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other types of social security;

(d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of a like nature (other than obligations for the payment of borrowed money), in each case incurred in the ordinary course of business;

(e) attachment or judgment Liens; provided that such Liens do not violate Article VII;

(f) recorded or unrecorded easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities and other similar charges, burdens and encumbrances which do not, individually or in the aggregate, materially impair the use or development of the assets to which they relate in the ordinary course of business of the Company, Shea Corp. and the Restricted Subsidiaries,

(g) zoning restrictions, licenses, restrictions on use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, Shea Corp. or any of the Restricted Subsidiaries;

(h) Liens securing Indebtedness incurred pursuant to Sections 6.01(b), (e) and (h); provided, however, that any such Liens rank pari-passu with the Obligations and such Indebtedness is subject to the Intercreditor Agreement;

(i) Liens securing Indebtedness incurred pursuant to Section 6.01(i); provided, however, that such Liens apply only the property acquired in connection with the incurrence of such Indebtedness and related properties acquired from the same seller;

(j) Liens securing (i) the Notes (other than Additional Notes) and Exchange Notes, the Guarantees thereof, (ii) other obligations under the Notes Documents and (iii) any obligations owing to the trustee or the Collateral Agent under the Indenture, Note Documents or Credit Documents; provided that all such Liens described in this clause (j) also secure the Obligations;

(k) Liens securing Non-Recourse Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary;

(l) Liens securing Indebtedness incurred pursuant to Sections 6.01(f) and (g); provided, however, that such Liens apply only to the property acquired in connection with the incurrence of such Indebtedness within 180 days after such incurrence;

(m) Liens on property or assets of the Company, Shea Corp. or any Restricted Subsidiary securing Indebtedness of the Company, Shea Corp. or any

Restricted Subsidiary owing to the Company, Shea Corp. or one or more Restricted Subsidiaries;

(n) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company, Shea Corp. and the Restricted Subsidiaries,

(o) any right of first refusal, right of first offer option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Note Documents;

(p) any right of a lender or lenders to which the Company, Shea Corp. or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, Shea Corp. or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates;

(q) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, Shea Corp. and the Restricted Subsidiaries,

(r) Liens for homeowners and property owner association developments and assessments;

(s) Liens on deposits made in the ordinary course of business as security for the obligations of the Company, Shea Corp. and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(t) any Lien on any Property of a person existing at the time such person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, however, that (i) such Lien was in existence prior to the contemplation of such merger or consolidation or acquisition and (ii) such Lien does not extend to any assets other than those of the person being merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries;

(u) Liens on specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v) Liens incurred in the ordinary course of business to secure (i) profit and price participation arrangements and (ii) fees, taxes and carry costs on, in respect of or owing to governmental issuers (including enterprises thereof) of community facility district, mello-roos, metro-district or similar bonding obligations,

(w) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary,

(x) Liens of lessor, sublessor or licensor arising under any lease, sublease or license entered into by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary, and covering only the Property or assets so leased, subleased or licensed,

(y) any (i) interest or title of a lessor or sublessor under any lease of a Property or asset not prohibited hereunder, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease,

(z) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder,

(aa) Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Company or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture,

(bb) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of Property leased by the Company or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease,

(cc) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;

(dd) Liens securing Refinancing Indebtedness (or successive refinancings) in whole or in part of any Indebtedness secured by any Lien pursuant to Sections 6.05(i), (j), (l) and (t); provided that:

(i) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Sections 6.05(i), (j), (l) and (t) at the time the original Lien was incurred and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, and

(ee) Liens securing Indebtedness incurred pursuant to Section 6.01(s); provided, however, that to the extent such Indebtedness constitutes Indebtedness of the type described in clause (a) of the definition of Indebtedness (other than a note evidencing the deferred purchase price of property), any such Liens rank pari-passu with the Obligations and such Indebtedness is subject to the Intercreditor Agreement.

SECTION 6.06. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property unless (a) such transaction would be permissible pursuant to Section 6.01 (b) any Liens arising in connection therewith are permitted by Section 6.05 (without equally and ratably securing the Obligations), (c) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such property (or at least 90% of the Fair Market Value in the case of a Sale and lease-Back Transaction of a model house) and (d) the Company applies the proceeds of such transaction in compliance with Section 6.04.

SECTION 6.07. Restrictions Affecting Restricted Subsidiaries. (a)Create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits, owned by the Company, Shea Corp. or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary;

(ii) make loans or advances to the Company, Shea Corp. or any other Restricted Subsidiary; or

(iii) transfer any of its property or assets to the Company, Shea Corp. or any other Restricted Subsidiary.

(b) Notwithstanding the foregoing, Section 6.07(a) shall not apply to:

(i) encumbrances or restrictions existing under or by reason of applicable law, including judicial or regulatory actions;

(ii) contractual encumbrances or restrictions in effect at or entered into on the Closing Date;

(iii) any restrictions or encumbrances arising under (A) Acquired Indebtedness or (B) appearing in any agreements acquired or assumed in connection with the acquisition of property; provided, however, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition;

(iv) any Lien permitted under Section 6.05, or any other agreement restricting the sale or other disposition of property, if such permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder;

(v) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted hereunder;

(vi) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business;

(vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(viii) encumbrances or restrictions existing under or by reason of (A) the Note Documents, (B) the Credit Documents or (C) the definitive agreements governing any other Indebtedness that is pari-passu with the Obligations and the Notes that is permitted to be incurred after the Closing Date in accordance with Section 6.01; provided, however, that in the case of clause (C), (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such definitive agreements or (ii) the Company determines at the time any such additional pari-passu Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s or any Restricted Subsidiary’s ability to make principal or interest payments on the Obligations and any other Indebtedness that is an obligation of the Company or any Restricted Subsidiary, as applicable, and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

(ix) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (iii) of Section 6.07(a);

(x) Liens permitted under Section 6.05 securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements;

(xii) customary provisions of any franchise, distribution or similar agreements;

(xiii) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business;

(xiv) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(xv) any encumbrances or restrictions contained in any joint venture agreement entered into by the Company or any of its Restricted Subsidiaries, to the extent binding upon the assets of the relevant joint venture, together with any encumbrances or restrictions contained in any agreement entered into by any such joint venture; and

(xvi) any encumbrance or restrictions of the type referred to in clauses (i), (ii) or (iii) of Section 6.07(a) imposed by any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (ii), (iii), (viii) and (ix) of this Section 6.07(b); provided, however, that such amendments, modifications, restatements, renewals, supplements, replacements or refinancings are, in the good faith judgment of the board of directors of the Company, no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, replacement or refinancing.

SECTION 6.08. Mergers, Consolidation and, Sales of Assets. (a) In the case of the Company, Shea Corp. and any other Guarantor, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, convey, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its Obligations or obligations under the Note Documents, to any person (in each case other than in a transaction in which the Company, Shea Corp. or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition, liquidation or dissolution) unless:

(i) the person formed by or surviving such consolidation or merger (if other than the Company, Shea Corp. or the Restricted Subsidiary as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by written agreement in a form reasonably satisfactory to the Administrative Agent all the obligations of the Company, Shea Corp. or the Restricted Subsidiary, as the case may be, under this Agreement, the Intercreditor Agreement and the Security Documents;

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(iii) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Coverage Indebtedness in accordance with Section 6.01.

(b) Notwithstanding the foregoing, (i) this Section 6.08 shall not apply to any Restricted Subsidiary that is not a Guarantor and (ii) the Company, Shea Corp. and any other Guarantor may consummate the following transactions:

(i) a transaction involving the sale or disposition of Equity Interests of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided herein;

(ii) a transaction the purpose of which is to change the state of incorporation of the Company, Shea Corp. or any Restricted Subsidiary;

(iii) a liquidation or dissolution of any Restricted Subsidiary, other than Shea Corp.; or

(iv) a sale, lease, conveyance or other disposition of all or substantially all the assets of any Restricted Subsidiary in connection with the sale or wind-down of retail or other land sales by such Restricted Subsidiary.

SECTION 6.09. Line of Business. Engage in any business other than homebuilding, housing construction, real estate (including masterplan) development or construction and the sale of homes and related real estate activities including the provision of mortgage financing or title insurance or any other business substantially related or reasonably incidental thereto (collectively, a “Real Estate Business”).

SECTION 6.10. Limitations on Shea Corp.. Shea Corp. may not hold any material assets (other than Indebtedness owing to Shea Corp. by the Company or any Restricted Subsidiary and non-material Cash Equivalents), become liable for any obligations or engage in any business activities (other than treasury, cash management and activities incidental thereto); provided, however, that Shea Corp. may be a co-obligor or co-guarantor with respect to the Notes or any other Indebtedness or other obligations if the Company is an obligor or guarantor of such Indebtedness or obligations. Shea Corp. shall be a wholly-owned Subsidiary of the Company at all times. At any time after the Company or any successor to the Company is a corporation, Shea Corp. may merge with or consolidate into the Company or any Subsidiary of the Company.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Credit Document or the issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Credit Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by the Company, Shea Corp. or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01 or 5.08 or in Article VI, and such default shall continue unremedied for a period of five Business Days (i) after notice thereof from the Administrative Agent or the Required Participants to the Company or (ii) after any person at the Company has obtained knowledge thereof;

(e) default shall be made in the due observance or performance by the Company, Shea Corp. or any Restricted Subsidiary of any covenant, condition or agreement contained in any Credit Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Participants to the Company;

(f) (i) the Company, Shea Corp. or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable cure or grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable cure or grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Interest Protection Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) a court of competent jurisdiction enters an order or decree under Title 11 of the United States Code, as now constituted or hereafter amended, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”) that: (i) is for relief against the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case; (ii) appoints a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) of the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all the property of the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary; or (iii) orders the liquidation of the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary and, in each case, the order or decree remains unstayed and in effect for 60 days;

(h) the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all its property, or (iv) makes a general assignment for the benefit of its creditors;

(i) a final judgment or judgments that exceed $10,000,000 or more (net of insurance available to the Company, Shea Corp. or Restricted Subsidiary and expected (in the good faith judgment of the Company) to be available to satisfy such judgment), individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the

Company, Shea Corp. or any of the Restricted Subsidiaries and such judgment or judgments is not satisfied, bonded, stayed, annulled or rescinded within 60 days of being entered;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Participants, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $2,000,000;

(k) any Guarantee made in Article X for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under such Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Credit Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Company or any other Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

(m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Shea Corp. or the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Participants shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the Obligations so declared to be due and payable shall become due and payable immediately, and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Credit Document to the contrary notwithstanding and (iii) require that the Company comply with Section 2.01(j); and in any event with respect to Shea Corp. or the Company described in paragraph (g) or (h) above, the Commitments shall automatically terminate and Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Credit Document to the contrary notwithstanding, and the Company shall immediately comply with the requirements of Section 2.01(j).

ARTICLE VIII

The Administrative Agent

Each of the Participants and the Issuing Bank hereby irrevocably appoints the Administrative Agent (for purposes of this Article VIII, the Administrative Agent is referred to as the “Agent”) to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each of the Issuing Bank and each Participant (a) expressly authorizes and instructs the Agent to enter into the Intercreditor Agreement and (b) hereby agrees that it will be bound by the provisions of the Intercreditor Agreement. The provisions of this Article are solely for the benefit of the Agent, the Participants and the Issuing Bank, and neither the Company nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Participant as any other Participant and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Company, Shea Corp. or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder and without any duty to account therefore to the Participants.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agent is required to exercise as directed in writing by the Required Participants (or such other number or percentage of the Participants as shall be necessary under the circumstances as provided in Section 9.08) provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Participant in violation of any Bankruptcy Law, and (c) except as expressly set forth herein or in the other Credit Documents, the Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company, Shea Corp. or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Participants (or such other number or percentage of the Participants as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Company, Shea Corp. or a Participant, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper person. The Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Participant or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Participant or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Participant or Issuing Bank prior to the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers under any Credit Document by or through any one or more sub-agents appointed by it. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the

Related Parties of the Agent and any such sub-agent as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents

The Agent may at any time give notice of its resignation to the Participants, the Issuing Bank and the Company. Upon receipt of any such notice of resignation, the Required Participants shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier date as shall be agreed by the Required Participants)( the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Participants and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

If the person serving as Agent is a Defaulting Participant pursuant to clause (d) of the definition thereof, the Required Participants may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such person as Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Participants) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Participant and the Issuing Bank directly, until such time, if any, as the Required Participants appoint a successor Agent as provided for above. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the Credit Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Each Participant and Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Participant or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Participant and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Participant and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Agent, a Participant or an Issuing Bank hereunder.

In case of the pendency of any proceeding under any Bankruptcy Law, the Agent (irrespective of whether the principal of any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Participants, the Issuing Bank and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Participants, the Issuing Bank and the Agent and their respective agents and counsel and all other amounts due the Participants, the Issuing Bank and the Agent under Sections 2.01, 2.02 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Participant and Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Participants and the Issuing Bank, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.02 and 9.05.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Company or Shea Corp., to it at 655 Brea Canyon Road, Walnut, California 91788-0487, Attention of Chief Financial Officer (Fax No. (909) 869-0849);

(ii) if to the Administrative Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304);

(iii) if to a Participant, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Participant shall have become a party hereto; and

(iv) if to the Issuing Bank, to it at Trade Finance/Services Department, One Madison Avenue, 2nd Floor, New York, NY 10010, Attention of Adrian Silghigian (Fax No. (212) 743-1267);.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Participants and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Participant or Issuing Bank pursuant to Article II if such Participant or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i)

and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Participants by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(f) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Participant or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Participant or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Company or Shea Corp. herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Participants and the Issuing Bank and shall survive the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Participants or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the any Fee or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.02, 2.04 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, any Participant or the Issuing Bank.

SECTION 9.03. Binding Effect. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Company, Shea Corp. and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, Shea Corp., the Administrative Agent, the Issuing Bank or the Participants that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Participant and no Participant may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section or (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, persons to whom participations are sold to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Participants) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Each Participant may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment); provided that any such assignment shall be subject to the following conditions:

(i) in the case of an assignment of the entire remaining amount of the assigning Participant’s Commitment and/or participations in L/C Disbursements at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified below in the aggregate or in the case of an assignment to another Participant, an Affiliate of a Participant or an Approved Fund, no minimum amount need be assigned;

(ii) in any case not described in paragraph (b)(i) of this Section, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the L/C Exposure of the assigning Participant subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Participant’s rights and obligations under this Agreement with respect to the Commitment assigned;

(iv) no consent shall be required for any assignment except to the extent required by paragraph (b)(ii) of this Section and, in addition:

(a) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Participant, an Affiliate of a Participant or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitments if such assignment is to a person that is not a Participant with a Commitment, an Affiliate of such Participant or an Approved Fund with respect to such Participant; and

(c) the consent of the Issuing Bank shall be required for each assignment;

(v) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and the assignee, if it shall not be a Participant, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms;

(vi) no such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Participant or any of its subsidiaries, or any person who, after becoming a Participant hereunder, would constitute any of the foregoing persons;

(vii) no assignment shall be to a natural person; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Participant hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Participant and the Administrative Agent, the applicable pro rata share of L/C Disbursements (or participations therein) previously requested but not funded by the Defaulting Participant, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Participant to the Administrative Agent, the Issuing Bank and each other Participant hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Participant hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Participant for all purposes of this Agreement until such compliance occurs.

(ix) Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Participant under this Agreement, and the assigning Participant thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Participant’s rights and obligations under this Agreement, such Participant shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.05, 2.09 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Participant will constitute a waiver or release of any claim of any party hereunder arising from that Participant’s having been a Defaulting Participant. Any assignment or transfer by a Participant of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Participant of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Participants, and the Commitment of each Participant pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Company, the Administrative Agent, the Issuing Bank and the Participants may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and the Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d) Each Participant may without the consent of the Company, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons (other than a natural person, the Company or any of the Company’s Affiliates or Subsidiaries) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment); provided, however, that (i) such Participant’s obligations under this Agreement shall remain unchanged and (ii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations. Any agreement or instrument pursuant to which a Participant shall sell a participation shall provide that such Participant retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.08) or all or substantially all of the Collateral). Each Participant shall maintain a register (the “Participation Register”) identifying any person to whom it has sold a participation and each Participant shall provide access to such Participation Register to the Company upon the Company’s reasonable request.

(e) A person to which a Participant sells a participation shall not be entitled to receive any greater payment under Sections 2.05 and 2.09 than the applicable Participant would have been entitled to receive with respect to the participation sold to such person (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such person acquired the applicable participation), unless the sale of the participation to such person is made with the Company’s prior written consent. A person to which a Participant sells a participation that would be a Foreign Participant if it were a Participant shall not be entitled to the benefits of Section 2.09 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.09 as though it were a Participant.

(f) Any Participant may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Participant, including any pledge or assignment to secured obligations to a Federal Reserve Rate; provided that no such pledge or assignment shall release such Participant from any of its obligations hereunder or substitute any such pledge or assignee for such Participant as a party hereto.

(g) In the event that any Participant shall become a Defaulting Participant or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Participants that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Participant becomes a Participant, downgrade the long-term certificate deposit ratings of such Participant, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Participant that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Participant that is not rated by any such ratings service or provider or the Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Participant, or a material impairment of the ability of any such Participant to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Participant became a Participant) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Participant and the Administrative Agent, to replace such Participant with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Participant hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Participant in immediately available funds on the date of such assignment any amounts accrued for such Participant’s account or owed to it hereunder.

SECTION 9.05. Expenses; Indemnity. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Participant or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Participant or the Issuing Bank), any Participant or the Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such extensions of credit hereunder.

(b) The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Participant and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee (or any Related Party of such Indemnitee) or (y) solely in the case of a claim brought by the Borrower, a material breach of such Indemnitee’s obligations under the Credit Documents in bad faith.

(c) To the extent that the Company for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Participant severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Participant’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Participant’s share of the Total L/C Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Participant); provided that with respect to such unpaid amounts owed to the Issuing Bank solely in its capacity as such, only the Participants shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Participants’ Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity.

(d) To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after demand therefor.

(f) Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of the obligations hereunder.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Participant, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Participant, the Issuing Bank or any such Affiliate, to or for the credit or the account of the Company or any other Credit Party against any and all of the obligations of the Company or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Participant or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Participant, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Company or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Participant or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Participant shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Participant from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Participants, and (y) the Defaulting Participant shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Participant as to which it exercised such right of setoff. The rights of each Participant, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Participant, the Issuing Bank or their respective Affiliates may have. Each Participant and the Issuing Bank agree to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07. Applicable Law. This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.08. Waivers; Amendment. (a)No failure or delay of the Administrative Agent, any Participant or the Issuing Bank in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Participants hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Company or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or Shea Corp. in any case shall entitle the Company or Shea Corp. to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, Shea Corp. and the Required Participants; provided, however, that no such agreement shall (i) decrease the principal amount of or extend the date for reimbursement of an L/C Disbursement or payment of interest thereon, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any L/C Disbursement, without the prior written consent of the Issuing Bank and each Participant directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Participant without the prior written consent of such Participant, (iii) amend or modify the pro rata requirements of Section 2.06, the provisions of Section 9.04(g) or the provisions of this Section or release all or substantially all the value of the Guarantees or all or substantially all of the Collateral, without the prior written consent of, the Issuing Bank and each Participant or (iv) reduce the percentage contained in the definition of the term “Required Participants” without the prior written consent of each Participant; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or the Issuing Bank.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any L/C Disbursement (or participation therein), together with all fees, charges and other amounts which are treated as interest on such L/C Disbursement (or participation therein) under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum

Rate”) which may be contracted for, charged, taken, received or reserved by the Issuing Bank or the Participant holding such participation in accordance with applicable law, the rate of interest payable in respect of such L/C Disbursement (or participation therein) hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such L/C Disbursement (or participation therein) but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Issuing Bank or Participant in respect of other participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Issuing Bank or Participant.

SECTION 9.10. Entire Agreement. This Agreement and the other Credit Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Participants) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. (a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed signature page to this Agreement by facsimile transmission or in electronic (i.e., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Shea Corp. and the Company hereby irrevocably and unconditionally agrees, that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Participant, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Participant or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Company, Shea Corp. or their respective properties in the courts of any jurisdiction.

(b) Each of Shea Corp. and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Participants agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates and to its Related Parties (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority or purporting to have jurisdiction over such person or its Related Parties (including any self-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under the other Credit Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any assignee of or participant in, or any prospective assignee of or participant in any of its rights or obligations under this

Agreement and the other Credit Documents or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP with respect to the facility, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.16 or (y) becomes available to the Administrative Agent, any Participant the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” shall mean all information received from the Company or Shea Corp. and related to the Company or Shea Corp. or their respective businesses, other than any such information that was available to the Administrative Agent, the Issuing Bank or any Participant on a nonconfidential basis prior to its disclosure by the Company or Shea Corp. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. USA PATRIOT Act Notice. The Issuing Bank, each Participant and the Administrative Agent (for itself and not on behalf of any Participant) hereby notifies Shea Corp. and the Company that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Shea Corp. and the Company, which information includes the name and address of Shea Corp. and the Company and other information that will allow the Issuing Bank, such Participant or the Administrative Agent, as applicable, to identify Shea Corp. and the Company in accordance with the USA PATRIOT Act.

ARTICLE X

GUARANTEE

SECTION 10.01. The Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Company or any other Credit Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 10.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether (i) at the stated maturity, by acceleration or otherwise and (ii) or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Company, any other party, or any other person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 10.03. No Limitations. (a)Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 10.10 and except for the limitations set forth in Section 10.09 or, with respect to any Guarantor that becomes a party hereto pursuant to Section 10.08 or otherwise, in any Supplement to this Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by reason of:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Credit Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them;

(iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities));

(vi) any illegality, lack of validity or enforceability of any Obligation;

(vii) any change in the corporate existence, structure or ownership of any Credit Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Credit Party or its assets; or

(viii) any other circumstance (including without limitation, any statute of limitations but excluding, the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated expense reimbursement or indemnification obligations or liabilities) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Company or the Guarantor or any other guarantor or surety.

(ix) Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or any other Credit Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Credit Party, other than the payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, subject to the terms of the Security Documents, instruct the Collateral Agent to foreclose (and the Collateral Agent may foreclose) on any security held by or on behalf of one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any other Credit Party or exercise any other right or remedy available to them against the Company or any other Credit Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other Loan Party, as the case may be, or any security.

SECTION 10.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Company, any other Credit Party or otherwise or in the event that any contingent or unliquidated obligations or liabilities are not paid in full when due.

SECTION 10.05. Agreement To Pay; Contribution; Indemnity and Subrogation. (a)In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any other Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.

(b) Each Guarantor that makes a payment under its guarantee shall be entitled, upon payment in full of all Obligations, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(c) In the event that (a) a payment in respect of an obligation shall be made by any Guarantor, the Company and Shea Corp. shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payments shall have been made to the extent of such payment and (b) any assets of any Guarantor shall be sold pursuant to this Agreement or any Security Document to satisfy in whole or in part any Obligation owed to any Secured Party, the Company and Shea Corp. shall indemnify such Guarantor in an amount equal to the greater of the book value of the fair marked value of the assets so sold.

(d) Each Guarantor (a “Contributing Party”) agrees (subject to Section 10.07) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Issuers as provided in paragraph (c) above, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 10.08, the date of the supplement hereto executed and delivered by such Guarantor). Any

Contributing Party making any payment to a Claiming Party pursuant to this Section 10.05 shall (subject to Section 10.07) be subrogated to the rights of such Claiming Party under paragraph (c) to the extent of such payment.

SECTION 10.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Company’s and each other Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 10.07. Subordination. (a)Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 10.05 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Issuers or any Guarantor to make the payments required by Section 10.05 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, either of the Issuers or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.

SECTION 10.08. Additional Guarantors. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.05 of an instrument in the form of Exhibit F hereto (with such additions to such form as the Administrative Agent and the Company may reasonably agree in the case of any such Subsidiary) (a “Supplement”), such entity shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 10.09. Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Participant hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or non-U.S. law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Participants and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.10. Release of Guarantors. A Guarantor will be released from its obligations under this Article X (other than any obligation that may have arisen under Section 10.05):

(i) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Guarantor) or other disposition (including by way of consolidation or merger) of a Guarantor,

(ii) upon the sale or disposition of all or substantially all the assets of such Guarantor,

(iii) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Agreement,

(iv) upon the full satisfaction of the Obligations;

(v) provided, however, that in the case of clauses (i) and (ii) above, (A) such sale or other disposition is made to a person other than the Company or a Subsidiary of the Company, (B) such sale or disposition is otherwise permitted by this Agreement and (C) the Company provides an Officers’ Certificate to the Administrative Agent to the effect that the Company will comply with its obligations under Section 6.04.

(vi) At the request of the Company, the Administrative Agent shall execute and deliver an appropriate instrument evidencing such release.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHEA HOMES LIMITED PARTNERSHIP,
a California limited partnership

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES FUNDING CORP., a Delaware corporation

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Chief Financial Officer and Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Vice President

[Signature Page to the Letter of Credit Facility Agreement]

GUARANTORS:

HIGHLANDS RANCH DEVELOPMENT CORPORATION,

a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

MOUNTAINBROOK VILLAGE COMPANY, an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SAND CREEK CATTLE COMPANY, a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SERENADE AT NATOMAS, LLC, a California limited liability company

By:	Shea Homes, Inc., a Delaware corporation, Its sole Member

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SEVILLE GOLF AND COUNTRY CLUB, LLC, an Arizona limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA CAPITAL II, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA COMMUNITIES MARKETING COMPANY,

a Delaware corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA FINANCIAL SERVICES, INC., a California corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA HOMES, INC., a Delaware corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA HOMES AT MONTAGE, LLC, a California limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA HOMES SOUTHWEST, INC., an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA HOMES VANTIS, LLC, a California limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA INSURANCE SERVICES, INC., a California corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA LA QUINTA LLC, a California limited liability company

By:	Shea Homes, Inc., a Delaware corporation, Its sole Member

	By:	James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA OTAY VILLAGE 11, LLC,
a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA PROCTOR VALLEY, LLC,
a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA PROPERTIES OF COLORADO, INC.,
a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA RIVERMARK VILLAGE, LLC, a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA TONNER HILLS, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA VICTORIA GARDENS, LLC,
a Florida limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SH JUBILEE, LLC,
a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHI JV HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHLP JV HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

TOWER 104 GATHERING, LLC,
a Colorado limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

TOWER 104 OIL, LLC,
a Colorado limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

TRILOGY ANTIOCH, LLC,
a California limited liability company

By:	SHEA CAPITAL II, LLC,
a Delaware limited liability company,
Its sole Member

	By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

	By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

	By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

UDC ADVISORY SERVICES, INC.,
an Illinois corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

UDC HOMES CONSTRUCTION, INC.,
an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

VISTANCIA CONSTRUCTION, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc.,
an Arizona corporation,
Its Manager

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

VISTANCIA MARKETING, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc.,
an Arizona corporation,
Its Manager

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Issuing Bank,

by	/s/ BILL O’DALY
	Name:	BILL O’DALY
	Title:	DIRECTOR

by	/s/ Sanja Gazahi
	Name:	Sanja Gazahi
	Title:	Associate

[Signature Page to the Letter of Credit Facility Agreement]